EXHIBIT 23.7

                          CONSENT OF DIRECTOR DESIGNATE

         I hereby consent to the reference to me as a Director Designate of Central Tractor Farm & Country, Inc. in its Registration Statement on Form S-1 under Rule 462(b) relating to the offering of Senior Notes due 2007.



                                              /s/ Jeffrey B. Swartz
                                              Jeffrey B. Swartz